POOL SUPPLEMENT

CHARTER ONE BANK, N.A.

This Pool Supplement (the “Supplement”) is entered into pursuant to and forms a part of each of the Note Purchase Agreements (the “Agreements”) set forth on Schedule 1 attached hereto, each as amended or supplemented from the date of execution of the Agreement through the date of this Supplement, by and between The First Marblehead Corporation (“FMC”) and Charter One Bank, N.A. (the “Program Lender”). This Supplement is dated as of June 9, 2005. Capitalized terms used in this Supplement without definitions have the meanings set forth in the Agreements.

Article 1: Purchase and Sale.

In consideration of the Minimum Purchase Price, the Program Lender hereby transfers, sells, sets over and assigns to The National Collegiate Funding LLC (the “Depositor”), upon the terms and conditions set forth in the Agreements (which are incorporated herein by reference with the same force and effect as if set forth in full herein), each student loan set forth on attached Schedule 2 (the “Transferred Loans”) along with all of the Program Lender’s rights under the Guaranty Agreements relating to the Transferred Loans. The Depositor in turn will sell the Transferred Loans to The National Collegiate Student Loan Trust 2005-2 (the “Trust”). The Program Lender hereby transfers and delivers to the Depositor each Note evidencing such Transferred Loan and all Origination Records relating thereto, in accordance with the terms of the Agreements. The Depositor hereby purchases said Notes on said terms and conditions.

Article 2: Price.

The amount paid pursuant to this Supplement is the Minimum Purchase Price, as that term is defined in Section 2.04 of the Agreement.

Article 3: Representations and Warranties.

3.01.	By Program Lender.

The Program Lender repeats the representations and warranties contained in Section 5.02 of the Agreements for the benefit of each of the Depositor and the Trust and confirms the same are true and correct as of the date hereof with respect to the Agreements and to this Supplement.

3.02.	By Depositor.

The Depositor hereby represents and warrants to the Program Lender that at the date of execution and delivery of this Supplement by the Depositor:

(a)        The Depositor is duly organized and validly existing as a limited liability company under the laws of the State of Delaware with the due power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, the power, authority and legal right to acquire and own the Transferred Loans.

(b)        The Depositor is duly qualified to do business and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications.

(c)        The Depositor has the power and authority to execute and deliver this Supplement and to carry out its respective terms; the Depositor has the power and authority to purchase the Transferred Loans and rights relating thereto as provided herein from the Program Lender, and the Depositor has duly authorized such purchase from the Program Lender by all necessary action; and the execution, delivery and performance of this Supplement has been duly authorized by the Depositor by all necessary action on the part of the Depositor.

(d)        This Supplement, together with the Agreements of which this Supplement forms a part, constitutes a legal, valid and binding obligation of the Depositor, enforceable in accordance with its terms.

(e)        The consummation of the transactions contemplated by the Agreements and this Supplement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the governing instruments of the Depositor or any indenture, agreement or other instrument to which the Depositor is a party or by which it is bound; or result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument; or violate any law or any order, rule or regulation applicable to the Depositor of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties.

(f)         There are no proceedings or investigations pending, or threatened, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties: (i) asserting the invalidity of the Agreements or this Supplement, (ii) seeking to prevent the consummation of any of the transactions contemplated by the Agreements or this Supplement, or (iii) seeking any determination or ruling that is likely to materially or adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of the Agreements or this Supplement.

Article 4: Cross Receipt.

The Program Lender hereby acknowledges receipt of the Minimum Purchase Price. The Depositor hereby acknowledges receipt of the Transferred Loans included in the Pool.

Article 5: Assignment of Origination, Guaranty and Servicing Rights.

The Program Lender hereby assigns and sets over to the Depositor any claims it may now or hereafter have under the Guaranty Agreements, the Origination Agreements and the Servicing Agreements to the extent the same relate to the Transferred Loans described in Schedule 2, other than any right to obtain servicing after the date hereof. It is the intent of this provision to vest in the Depositor any claim of the Program Lender relating to defects in origination, guaranty or servicing of the loans purchased hereunder in order to permit the Depositor to assert such claims directly and obviate any need to make the same claims against the Program Lender under this Supplement.

IN WITNESS WHEREOF, the parties have caused this Supplement to be executed as of the date set forth above.

THE FIRST MARBLEHEAD CORPORATION

By:	/s/ John A. Hupalo
Name:	John A. Hupalo
Title:	Executive Vice President

CHARTER ONE BANK, N.A.

By:	/s/ Michael McFarlane
Name:	Michael McFarlane
Title:	Senior Vice President

THE NATIONAL COLLEGIATE FUNDING LLC
By:	GATE Holdings, Inc., Member
By:	/s/ Stephen Anbinder
Name:	Stephen Anbinder
Title:	President

SCHEDULE 1

Note Purchase Agreements

•	Note Purchase Agreement dated as of October 31, 2003 by and between FMC and the Program Lender for AES.
•	Note Purchase Agreement dated as of May 15, 2002 by and between FMC and the Program Lender for AMS.
•	Note Purchase Agreement dated as of July 15, 2003 by and between FMC and the Program Lender for Brazos.
•	Note Purchase Agreement dated as of May 15, 2002 by and between FMC and the Program Lender for CFS.
•	Note Purchase Agreement dated as of June 30, 2003 by and between FMC and the Program Lender for Citibank.
•	Note Purchase Agreement dated as of July 1, 2002 by and between FMC and the Program Lender for CLC.
•	Note Purchase Agreement dated as of December 4, 2002 by and between FMC and the Program Lender for Comerica.
•	Note Purchase Agreement dated as of May 15, 2002 by and between FMC and the Program Lender for EAS.
•	Note Purchase Agreement dated as of May 15, 2003 by and between FMC and the Program Lender for ESF.
•	Note Purchase Agreement dated as of September 20, 2003 by and between FMC and the Program Lender for M & I Bank.
•	Note Purchase Agreement dated as of November 17, 2003 by and between FMC and the Program Lender for National Education.
•	Note Purchase Agreement dated as of May 15, 2003 by and between FMC and the Program Lender for Navy Federal.
•	Note Purchase Agreement dated as of May 15, 2002 by and between FMC and the Program Lender for Nextstudent.
•	Note Purchase Agreement dated as of September 15, 2003 by and between FMC and the Program Lender for North Texas Higher Education.

•	Note Purchase Agreement dated as of March 17, 2003 by and between FMC and the Program Lender for PNC.
•	Note Purchase Agreement dated as of May 1, 2003 by and between FMC and the Program Lender for SAF.
•	Note Purchase Agreement dated as of September 20, 2002 by and between FMC and the Program Lender for Southwest.
•	Note Purchase Agreement dated as of May 15, 2003 by and between FMC and the Program Lender for Washington Mutual (WAMU).
•	Note Purchase Agreement dated as of December 29, 2003 by and between FMC and the Program Lender for AAA Southern New England Bank.
•	Note Purchase Agreement dated as of December 1, 2003 by and between FMC and the Program Lender for the Custom Educredit Loan Program.
•	Note Purchase Agreement dated as of March 25 2004 by and between FMC and the Program Lender for the START Education Loan Program.
•	Note Purchase Agreement dated as of May 10, 2004 by and between FMC and the Program Lender for the Edfinancial Loan Program.
•	Note Purchase Agreement dated as of March 26, 2004 by and between FMC and the Program Lender for the Nextstudent Private Consolidation Loan Program.
•	Note Purchase Agreement dated as of February 15, 2005 by and between FMC and the Program Lender for the Charter One Referral Loan Program.

SCHEDULE 2

[On file with the Indenture Trustee]